                            ADMINISTRATION AGREEMENT

                        THE ADVISORS' INNER CIRCLE FUND

   THIS AGREEMENT is made as of this 14th day of November, 1991 as amended and restated this 17th day of May, 1994, by and between The Advisors' Inner Circle Fund (the "Trust"), a Massachusetts business trust, and SEI Financial Management Corporation (the "Administrator"), a Delaware corporation.

     WHEREAS, the Trust is an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of several series of shares; and

     WHEREAS, the Trust desires the Administrator to provide, and the Administrator is willing to provide, management, shareholder services and administrative services to such portfolios of the Trust as the Trust and the Administrator may agree on (the "Portfolios") and as listed on the schedules attached hereto (the "Schedules") and made a part of this Agreement, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Trust and the Administrator hereby agree as follows:

     ARTICLE 1. Retention of the Administrator.  The Trust hereby retains the
                ------------------------------
Administrator to act as the administrator of the Portfolios and to furnish the Portfolios with the management and administrative services as set forth below. The Administrator hereby accepts such employment to perform the duties set forth below.

     The Administrator shall, for all purposes herein, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way and shall not be deemed an agent of the Trust.

     ARTICLE 2. Other Administrative Services. The Administrator shall perform
                -----------------------------
or supervise the performance by others of other administrative services in connection with the operations of the Portfolios, and, on behalf of the Trust, will investigate, assist in the selection of and conduct relations with custodians, depositories, accountants, legal counsel, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and persons in any other capacity deemed to be necessary or desirable for the Portfolios' operations. The Administrator shall provide the Trustees of the Trust with such reports regarding investment performance as they may reasonably request but shall have no responsibility for supervising the performance by any investment adviser or sub-adviser of its responsibilities.

     The Administrator shall provide the Trust with regulatory reporting, fund accounting and related portfolio accounting services, all necessary office space, equipment, personnel compensation and facilities (including facilities for Shareholders' and Trustees' meetings) for handling the affairs of the Portfolios and such other services as the Administrator shall, from time to time, determine to be necessary to perform its obligations under this Agreement.

     The Administrator shall make reports to the Trust's Trustees concerning the performance of its obligations hereunder; furnish advice and recommendations with respect to other aspects of the business and affairs of the Portfolios as the Trust and the Administrator shall determine desirable; and shall provide the Portfolios' Shareholders with the reports described in the Portfolios' then current prospectuses.

     The Administrator shall calculate the daily net asset value of the Portfolios in accordance with the procedures prescribed in the Trust's Registration Statement and such other procedures as may be established by the Trustees of the Trust.

     The Administrator will answer such correspondence and inquiries from Shareholders, securities brokers and others relating to its duties hereunder and such other correspondence and inquiries as may from time to time on such terms as may be mutually agreed upon between the Administrator and the Fund.

     Also, the Administrator may perform other services for the Trust as agreed from time to time, including, but not limited to, preparation and mailing of appropriate Federal income tax forms and returns to the Internal Revenue Service and other appropriate taxing authorities; mailing the annual reports of the Portfolios; preparing an annual list of Shareholders; furnishing the Trust with such reports regarding the sale and redemption of Shares as may be required in order to comply with Federal and state securities law; and mailing notices of Shareholders' meetings, proxies and proxy statements, for all of which the Trust will pay the Administrator's out-of-pocket expenses.

     ARTICLE 3. Allocation of Charges and Expenses.
                ----------------------------------
     (A) The Administrator. The Administrator shall furnish at its own expense
         -----------------
the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. The Administrator shall also provide the items which it is obligated to provide under this Agreement, and shall pay all compensation, if any, of officers of the Trust as well as all Trustees of the Trust who are affiliated persons of the Administrator or any affiliated corporation of the Administrator; provided, however, that unless otherwise specifically provided, the Administrator shall not be obligated to pay the compensation of any employee of the Trust retained by the Trustees of the Trust to perform services on behalf of the Trust.

     (B) The Trust. The Trust assumes and shall pay or cause to be paid all
         ---------
other expenses of the Trust not otherwise allocated herein, including, without limitation, organizational costs, taxes, expenses for legal and auditing services, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation material and notices to existing Shareholders, all expenses incurred in connection with issuing and redeeming Shares, the costs of custodial services, the cost of initial and ongoing registration of the Shares under Federal and state securities laws, fees and out-of-pocket expenses of Trustees who are not affiliated persons of the Administrator or the investment adviser to the Trust or any affiliated corporation of the Administrator or the investment adviser, insurance, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, and all fees and charges of investment advisers to the Trust.

     ARTICLE 4. Compensation of the Administrator.
                ---------------------------------
     (A) Administration Fee. For the services to be rendered, the facilities
         ------------------
furnished and the expenses assumed by the Administrator pursuant to this Agreement, the Trust shall pay to the Administrator compensation at an annual rate specified in the Schedules. Such compensation shall be calculated and accrued daily, and paid to the Administrator monthly.

     If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, the Administrator's compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of the Administrator's compensation for the preceding month shall be made promptly.

     (B) Compensation from Transactions. The Trust hereby authorizes any entity
         ------------------------------
or person associated with the Administrator which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Trust which is permitted by Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, and the Trust hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T) (a) (2) (iv).

     (C) Survival of Compensation Rates.  All rights of compensation under this
         ------------------------------
Agreement for services performed as of the termination date shall survive the termination of this Agreement.

     ARTICLE 5. Limitation of Liability of the Administrator.  The duties of the
                --------------------------------------------
Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder. The Administrator shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable law which cannot be waived or modified hereby. (As used in this Article 7, the term "Administrator" shall include directors, officers, employees and other corporate agents of the Administrator as well as that corporation itself.)

     So long as the Administrator acts in good faith and with due diligence and without gross negligence, the Trust assumes full responsibility and shall indemnify the Administrator and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of said administration, transfer agency, and dividend disbursing relationships to the Trust or any other service rendered to the Trust hereunder. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

     The rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provision contained herein shall apply, however, it is understood that if in any case the Trust may be asked to indemnify or hold the Administrator harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Administrator will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust, but failure to do so in good faith shall not affect the rights hereunder.

     The Administrator may apply to the Trust at any time for instructions and may consult counsel for the Trust or its own counsel and with accountants and other experts with respect to any matter arising in connection with the Administrator's duties, and the Administrator shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel, accountants or other experts.

     Also, the Administrator shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. Nor shall the Administrator be held to have notice of any change of authority of any officers, employee or agent of the Trust until receipt of written notice thereof from the Trust.

     ARTICLE 6. Activities of the Administrator. The services of the
                -------------------------------
Administrator rendered to the Trust are not to be deemed to be exclusive. The Administrator is free to render such services to others and to have other businesses and interests. It is understood that Trustees, officers, employees and Shareholders of the Trust are or may be or become interested in the Administrator, as directors, officers, employees and shareholders or otherwise and that directors, officers, employees and shareholders of the Administrator and its counsel are or may be or become similarly interested in the Trust, and that the Administrator may be or become interested in the Trust as a Shareholder or otherwise.

     ARTICLE 7. Duration of this Agreement. The Term of this Agreement shall be
                --------------------------
as specified in the Schedules.

     This Agreement shall not be assignable by either party without the written consent of the other party.

     ARTICLE 8. Amendments. This Agreement may be amended by the parties hereto
                ----------
only if such amendment is specifically approved (i) by the vote of a majority of the Trustees of the Trust, and (ii) by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a Board of Trustees meeting called for the purpose of voting on such approval.

     For special cases, the parties hereto may amend such procedures set forth herein as may be appropriate or practical under the circumstances, and the Administrator may conclusively assume that any special procedure which has been approved by the Trust does not conflict with or violate any requirements of its Declaration of Trust, By-Laws or then current prospectuses, or any rule, regulation or requirement of any regulatory body.

     ARTICLE 9. Trustees' Liability. A copy of the Declaration of Trust of the
                -------------------
Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or Shareholders of the Trust individually, but binding only upon the assets and property of the Trust.

     ARTICLE 10.  Certain Records. The Administrator shall maintain customary
                  ---------------
records in connection with its duties as specified in this Agreement. Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act which are prepared or maintained by the Administrator on behalf of the Trust shall be prepared and maintained at the expense of the Administrator, but shall be the property of the Trust and will be made available to or surrendered promptly to the Trust on request.

     In case of any request or demand for the inspection of such records by another party, the Administrator shall notify the Trust and follow the Trust's instructions as to permitting or refusing such inspection; provided that the Administrator may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) the Trust has agreed to indemnify the Administrator against such liability.

     ARTICLE 11. Definitions of Certain Terms. The terms "interested person" and
                 ----------------------------
"affiliated person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

     ARTICLE 12. Notice. Any notice required or permitted to be given by either
                 ------
party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Trust, at 680 East Swedesford Road, Wayne, PA 19087-1658, and if to the Administrator at 680 East Swedesford Road, Wayne, PA 19087-1658.

     ARTICLE 13. Governing Law. This Agreement shall be construed in accordance
                 -------------
with the laws of the Commonwealth of Massachusetts and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the Commonwealth of Massachusetts, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

     ARTICLE 14. Multiple Originals. This Agreement may be executed in two or
                 ------------------
more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                THE ADVISORS' INNER CIRCLE FUND

                                By: [SIGNATURE APPEARS HERE]
                                   ----------------------------------

                                Attest:  [SIGNATURE APPEARS HERE]
                                        -----------------------------


                                SEI FINANCIAL MANAGEMENT CORPORATION

                                By: [SIGNATURE APPEARS HERE]
                                   ----------------------------------

                                Attest: [SIGNATURE APPEARS HERE]
                                       ------------------------------

                        CLOVER CAPITAL EQUITY VALUE FUND

                        CLOVER CAPITAL FIXED INCOME FUND

                                    SCHEDULE
                        TO THE ADMINISTRATION AGREEMENT
                            DATED NOVEMBER 14, 1991
                      AS AMENDED AND RESTATED MAY 17, 1994
                                    BETWEEN
                        THE ADVISORS' INNER CIRCLE FUND
                                      AND
                      SEI FINANCIAL MANAGEMENT CORPORATION



Fees: Pursuant to Article 6, Section A, the Trust shall pay the Administrator compensation for services rendered to the Clover Capital Equity Value Fund and Clover Capital Fixed Income Fund ("Portfolios") at an annual rate per Portfolio of the greater of (i) $50,000 and (ii) .20% of the average daily net assets of the respective Portfolios, which is calculated daily and paid monthly.

Term: Pursuant to Article 9, the term of this Agreement shall commence on November 14,1991 and shall remain in effect for 5 years ("Initial Term"). This Agreement shall continue in effect for successive periods of 2 years after the Initial Term, unless terminated by either party on not less than 90 days prior written notice to the other party. In the event of a material breach of this Agreement by either party, the non-breaching party shall notify the breaching party in writing of such breach and upon receipt of such notice, the breaching party shall have 45 days to remedy the breach or the non-breaching party may immediately terminate this Agreement.

                          WHITE OAK GROWTH STOCK FUND
                         PIN OAK AGGRESSIVE STOCK FUND

                          SCHEDULE DATED JULY 20,1992
                        TO THE ADMINISTRATION AGREEMENT
                            DATED NOVEMBER 14, 1991
                      AS AMENDED AND RESTATED MAY 17,1994
                                    BETWEEN
                        THE ADVISORS' INNER CIRCLE FUND
                                      AND
                      SEI FINANCIAL MANAGEMENT CORPORATION



Fees: Pursuant to Article 6, Section A, the Trust shall pay the Administrator compensation for services rendered to the White Oak Growth Stock Fund and Pin Oak Aggressive Stock Fund ("Portfolios") at an annual rate per Portfolio of the greater of (i) $50,000 and (ii) .20% of the average daily net assets of the respective Portfolios, which is calculated daily and paid monthly.

Term: Pursuant to Article 9, the term of this Agreement shall commence on July 20, 1992 and shall remain in effect for 5 years ("Initial Term"). This Agreement shall continue in effect for successive periods of 2 years after the Initial Term, unless terminated by either party on not less than 90 days prior written notice to the other party. In the event of a material breach of this Agreement by either party, the non-breaching party shall notify the breaching party in writing of such breach and upon receipt of such notice, the breaching party shall have 45 days to remedy the breach or the non-breaching party may immediately terminate this Agreement.

                          ROULSTON MIDWEST GROWTH FUND
                        ROULSTON GROWTH AND INCOME FUND
                      ROULSTON GOVERNMENT SECURITIES FUND

                                    SCHEDULE
                               DATED JUNE 15, 1993
                        TO THE ADMINISTRATION AGREEMENT
                            DATED NOVEMBER 14, 1991
                      AS AMENDED AND RESTATED MAY 17, 1994
                                    BETWEEN
                        THE ADVISORS' INNER CIRCLE FUND
                                      AND
                      SEI FINANCIAL MANAGEMENT CORPORATION



Fees: Pursuant to Article 6, Section A, the Trust shall pay the Administrator compensation for services rendered to the Roulston Midwest Growth Fund, Roulston Growth and Income Fund and Roulston Government Securities Fund (the "Portfolios") at an annual rate per Portfolio of .20% of the average daily net assets of each Portfolio, which is calculated daily and paid monthly. There is a minimum annual fee of $50,000 per Portfolio.

Term: Pursuant to Article 9, the term of this Agreement shall commence on June 15, 1993 and shall remain in effect for 5 years ("Initial Term"). This Agreement shall continue in effect for successive periods of 2 years after the Initial Term, unless terminated by either party on not less than 90 days prior written notice to the other party. In the event of a material breach of this Agreement by either party, the non-breaching party shall notify the breaching party in writing of such breach and upon receipt of such notice, the breaching party shall have 45 days to remedy the breach or the non-breaching party may immediately terminate this Agreement.

                            A+F LARGE CAP PORTFOLIO

                                    SCHEDULE
                             DATED OCTOBER 15, 1993
                        TO THE ADMINISTRATION AGREEMENT
                             DATED NOVEMBER 14, 1991
                      AS AMENDED AND RESTATED MAY 17, 1994
                                    BETWEEN
                        THE ADVISORS' INNER CIRCLE FUND
                                      AND
                      SEI FINANCIAL MANAGEMENT CORPORATION



Fees: Pursuant to Article 6, Section A, the Trust shall pay the Administrator compensation for services rendered to the A+F Large Cap Portfolio (the "Portfolio") at an annual rate equal to the higher of $75,000 or .20% of the A+F Portfolio's average daily net assets up to $100 million, .15% on the next $100 million of the Portfolio's average daily net assets, and .10% on the Portfolio's average daily net assets in excess of $200 million. In addition the Administrator has agreed to waive this fee during the first twelve months of operation in an amount necessary to limit this fee to the higher of $67,500 or .18% of the A+F Portfolio's average daily net assets.

Term: Pursuant to Article 9, the term of this Agreement shall commence on October 15, 1993 and shall remain in effect for 5 years ("Initial Term"). This Agreement shall continue in effect for successive periods of 2 years after the Initial Term, unless terminated by either party on not less than 90 days prior written notice to the other party. In the event of a material breach of this Agreement by either party, the non-breaching party shall notify the breaching party in writing of such breach and upon receipt of such notice, the breaching party shall have 45 days to remedy the breach or the non-breaching party may immediately terminate this Agreement.

                        SCHEDULE DATED DECEMBER 29, 1993
                        TO THE ADMINISTRATION AGREEMENT
                             DATED DECEMBER 29, 1993
                                    BETWEEN
                        MORGAN GRENFELL INVESTMENT TRUST
                                      AND
                      SEI FINANCIAL MANAGEMENT CORPORATION


Fees: Pursuant to Article 4, Section A and subject to the minimum fees described below, the Trust shall pay the Administrator compensation for services rendered to the Morgan Grenfell International Equity Fund, Morgan Grenfell Global Equity Fund, Morgan Grenfell European Equity Fund, Morgan Grenfell Pacific Basin Equity Fund, Morgan Grenfell International Small Cap Equity Fund, Morgan Grenfell Japanese Small Cap Equity Fund, Morgan Grenfell European Small Cap Equity Fund, Morgan Grenfell Emerging Markets Equity Fund, Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Fixed Income Fund (the "Portfolios") at an annual rate equal to the sum of (I) .15% of the Portfolios' aggregate average daily net assets under $300 million; (ii) .12% of the Portfolios' aggregate average daily net assets from $300 million and up to $500 million; (iii) .10% of Portfolios' aggregate average daily net assets from $500 million and up to $1 billion; and (iv) .08% of the Portfolios' aggregate average daily net assets in excess of $1 billion. Solely for purposes of determining the applicable fee rate discussed above, the assets of the Portfolios will be combined with the assets of the Morgan Grenfell Fixed Income Fund and the Morgan Grenfell Municipal Bond Fund for so long as such mutual funds receive administrative services from the Administrator. These services are currently provided to such funds pursuant to a separate administrative agreement. The fees payable by each Portfolio shall be computed daily in amounts proportionate to the amount of the Portfolio's average daily net assets as a percentage of the aggregate daily net assets of all Portfolios; provided that in no event shall the fee paid by a Portfolio be less than the following annual minimum administrative fees (calculated and accrued on a daily basis): $75,000 for each of the Morgan Grenfell International Equity Fund, Morgan Grenfell European Equity Fund, Morgan Grenfell Pacific Basin Fund, Morgan Grenfell Global Equity Fund, Morgan Grenfell Global Fixed Income Fund and Morgan Grenfell International Fixed Income Fund; $100,000 for each of the Morgan Grenfell International Small Cap Equity Fund, Morgan Grenfell Japanese Small Cap Equity Fund, Morgan Grenfell European Small Cap Equity Fund, Morgan Grenfell Emerging Markets Equity Fund and Morgan Grenfell Emerging Markets Fixed Income Fund. The minimum administrative fee shall be phased in over one year so that minimum fee shall be (i) 25% of the above minimums for the first four months of a Portfolio's operations, (ii) 50% of the above minimums for the next four months, (iii) 75% of the above minimums for the next four months. and (iv) 100% of the above minimums thereafter.

Term: Pursuant to Article 9, the term of this Agreement shall commence on December 29,1993 and shall remain in effect until October 31,1996 ("Initial Term"). This Agreement shall continue in effect for successive periods of 2 years after the Initial Term (a "Renewal Term"), unless terminated by either party on not less than 90 days prior written notice to the other party prior to the last day of the Initial Term or any Renewal Term. In the event of a material breach of this Agreement by either party, the non-breaching party shall notify the breaching party in writing of such breach and upon receipt of such notice, the breaching party shall have 45 days to remedy the breach or the non-breaching party may immediately terminate this Agreement.

                          TURNER GROWTH EQUITY FUND
                           TURNER FIXED INCOME FUND
                             TURNER SMALL CAP FUND

                         SCHEDULE DATED JANUARY 15, 1994
                        TO THE ADMINISTRATION AGREEMENT
                             DATED NOVEMBER 14, 1991
                      AS AMENDED AND RESTATED MAY 17, 1994
                                    BETWEEN
                        THE ADVISORS' INNER CIRCLE FUND
                                      AND
                      SEI FINANCIAL MANAGEMENT CORPORATION


Fees: Pursuant to Article 6, Section A, the Trust shall pay the Administrator compensation to services rendered to the Turner Growth Equity Portfolio, Turner Small Cap Portfolio and Turner Fixed Income Portfolio (the "Portfolios") at an annual rate of that Portfolio's proportionate share of .20% of aggregate average daily net assets of all the Portfolios up to $75 million, and .15% of such assets in excess of $75 million. There is a minimum annual fee of $75,000 per Portfolio.

Term: Pursuant to Article 9, the term of this Agreement shall commence on January 15, 1994 and shall remain in effect for 5 years ("Initial Term"). This Agreement shall continue in effect for successive periods of 2 years after the Initial Term, unless terminated by either party on not less than 90 days prior written notice to the other party. In the event of a material breach of this Agreement by either party, the non-breaching party shall notify the breaching party in writing of such breach and upon receipt of such notice, the breaching party shall have 45 days to remedy the breach or the non-breaching party may immediately terminate this Agreement.

                             HGK FIXED INCOME FUND

                         SCHEDULE DATED AUGUST 15, 1994
                        TO THE ADMINISTRATION AGREEMENT
                             DATED NOVEMBER 14, 1991
                      AS AMENDED AND RESTATED MAY 17, 1994
                                    BETWEEN
                        THE ADVISORS' INNER CIRCLE FUND
                                      AND
                      SEI FINANCIAL MANAGEMENT CORPORATION


Fees: Pursuant to Article 6, Section A, the Trust shall pay the Administrator compensation to services rendered to the HGK Fixed Income Portfolio (the "Portfolio") at an annual rate equal to the higher of $75,000 or .20% of the Portfolio's average daily net assets.

Term: Pursuant to Article 9, the term of this Agreement shall commence on August 15, 1994 and shall remain in effect with respect to the Portfolio for 5 years ("Initial Term"). This Agreement shall continue in effect for successive periods of 2 years after the Initial Term, unless terminated by either party on not less than 90 days prior written notice to the other party. In the event of a material breach of this Agreement by either party, the nonbreaching party shall notify the breaching party in writing of such breach and upon receipt of such notice, the breaching party shall have 45 days to remedy the breach or the nonbreaching party may immediately terminate this Agreement.

                             AIG MONEY MARKET FUND

                        SCHEDULE DATED NOVEMBER 15, 1994
                        TO THE ADMINISTRATION AGREEMENT
                             DATED NOVEMBER 14, 1991
                      AS AMENDED AND RESTATED MAY 17, 1994
                                    BETWEEN
                        THE ADVISORS' INNER CIRCLE FUND
                                      AND
                      SEI FINANCIAL MANAGEMENT CORPORATION


Fees: Pursuant to Article 6, Section A, the Trust shall pay the Administrator compensation for services rendered to the AIG Money Market Fund (the "Portfolio") at an annual rate equal .145% of the Portfolio's average daily net assets up to $100 million; .1125% of the Portfolio's average daily net assets from $100 million up to and including $200 million; .07% of the Portfolio's average daily net assets from $200 million up to and including $450 million; and .05% of the Portfolio's average daily net assets over $450 million. There is a minimum annual fee of $100,000.

Term: Pursuant to Article 9, the term of this Agreement shall commence on November 15, 1994 and shall remain in effect with respect to the Portfolio for 3 years (the "Initial Term"). This Agreement shall continue in effect for successive periods of 2 years after the Initial Term, unless terminated by either party on not less than 90 days prior written notice to the other party. In the event of a material breach of this Agreement by either party, the nonbreaching party shall notify the breaching party in writing of such breach and upon receipt of such notice, the breaching party shall have 45 days to remedy the breach or the nonbreaching party may immediately terminate this Agreement.

                                FMC SELECT FUND

                           SCHEDULE DATED MAY 8, 1995
                        TO THE ADMINISTRATION AGREEMENT
                            DATED NOVEMBER 14, 1991
                      AS AMENDED AND RESTATED MAY 17, 1994
                                    BETWEEN
                        THE ADVISORS' INNER CIRCLE FUND
                                      AND
                      SEI FINANCIAL MANAGEMENT CORPORATION


Fees: Pursuant to Article 6, Section A, the Trust shall pay the Administrator compensation for services rendered to the FMC Select Fund (the "Portfolio") at an annual rate equal .20% of the Portfolio's average daily net assets. There is a minimum annual administration fee of $75,000.

Term: Pursuant to Article 9, the term of this Agreement shall commence on May 8, 1995 and shall remain in effect with respect to the Portfolio for 5 years (the "Initial Term"). This Agreement shall continue in effect for successive periods of 2 years after the Initial Term, unless terminated by either party on not less than 90 days prior written notice to the other party. In the event of a material breach of this Agreement by either party, the nonbreaching party shall notify the breaching party in writing of such breach and upon receipt of such notice, the breaching party shall have 45 days to remedy the breach or the nonbreaching party may immediately terminate this Agreement.